EXHIBIT 23






                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of The Manitowoc Company, Inc. on Forms S-8 (File Nos. 33-65316 and 33-48665) of our report dated December 4, 1997, on our audit of the consolidated financial statements of SerVend International, Inc. and Affiliate as of October 31, 1997 and for the period January 1, 1997 through October 31, 1997, which report is included in this Report on Form 8-K/A.




Milwaukee, Wisconsin               /s/ Coopers & Lybrand L.L.P.
January 09, 1998                   ---------------------------
                                   COOPERS & LYBRAND L.L.P.